                                                                    EXHIBIT 10.7

                              STOCK OPTION PLAN

                                       OF

                              CORDENA HOLDING B.V.

1.   INTRODUCTION

1.1. This Stock Option Plan provides for the granting of options on depository receipts of shares (Dutch: certificaten van aandelen) in the capital of Cordena Holding B.V., registered in Amsterdam, hereinafter referred to as "the Company", to

     a. employees of the Company and its present and future subsidiaries. The present subsidiaries include Hulsink Direct Marketing B.V..

     b. individuals, other than the employees referred to above, nominated by the Company's management board (Dutch: statutair bestuur) and approved of by the General Meeting of Shareholders of the Company (Dutch: de algemene vergadering van aandeelhouders) to receive such options for their contribution to the growth and success of the Company and its subsidiaries.

1.2 The Plan has been approved and adopted on November 30, 1997 by the General Meeting of Shareholders of the Company.

2.   PURPOSE OF THE PLAN

2.1 The Company intends to provide employees and certain individuals, who contribute to the success of the Company and its subsidiaries ("Nominees"), an additional incentive by granting options giving them the opportunity to participate in the share capital of the Company.

2.2 The Plan enables Nominees to benefit from the future growth and success of the Company and its subsidiaries.


3.   DEFINITIONS

Date of Grant:                     the date at which an Option is granted to a
                                   Nominee.

Deposit: the deposit as set forth in clause 13.4 of this Plan.

Depository Receipts of Shares:     The depository receipts of shares in the
                                   capital stock of the Company issued by the Trust as set forth in clause 6.1 of this Plan.

Employee:                          each of the employees referred to in clause
                                   1.1 of this Plan.

Employee-Optionee:                 an employee of the Company or any of its
                                   subsidiaries to whom an Option has been
                                   granted.

General Meeting of Shareholders:   the General Meeting of Shareholders (Dutch:
                                   de algemene vergadering van aandeelhouders) of the Company.

Management Board:                  the Management Board (Dutch: Statutair
                                   Bestuur) of the Company.

Nominees:                          employees and certain individuals or
                                   organizations eligible for receiving Options.


Option: the right to purchase Depository Receipts of Shares.

Optionee:                          a Nominee to whom an Option has been granted
                                   (irrespective of whether the Option has been
                    exercised).

Option Agreement:   the agreement as referred to in clause 9.1 of this Plan
                    between the Company and a Nominee, containing the terms and conditions under which an Option has been granted.

Option Price:       the price to be paid for the Depository Receipts of Shares to be acquired upon exercise of the Option.


Option Term:        the period of time within which Options can be exercised.

Penalty:            the penalty as set forth in clause 14.1 of this Plan.

Trust: the foundation "Stichting Administratiekantoor Cordena Teleservices". An informal translation of the deed creating the foundation is attached to this Plan as Exhibit 1.

4. ADMINISTRATION OF THE PLAN

4.1 The Plan shall be administered by the Trust. The Trust shall be authorized to take all actions required or advisable for the administration and proper implementation of the Plan.

4.2 Having obtained a prior approval by the General Meeting of Shareholders, the Management Board shall be authorized:

     4.2.1 to select the Nominees to whom, and the time at which, an Option shall be granted;

     4.2.2  to interpret the Plan;

     4.2.3 to enter into Option Agreements with Nominees on behalf of the Company;

     4.2.4 furthermore, to make all other decisions necessary or advisable to enable the administration and proper implementation of the Plan.

5. APPLICATION WORLD-WIDE

5.1 The Plan is intended to be applied world-wide. However, it has been drafted to accommodate Netherlands income tax payers. If and when the Trust intends to grant Options to Optionees that are subject to foreign income tax, the Trust may grant Options on tax efficient terms and in accordance with applicable laws, provided, however, that such terms do meet the intentions of the Plan and do not require the Trust to obtain prior approval of the shareholders of the Company.

6. DEPOSITORY RECEIPTS OF SHARES

6.1 The Trust shall issue Depository Receipts of Shares to Optionees upon exercise by those Optionees of their Option. The Depository Receipts of Shares shall be issued without the co-operation of the Company. The Company shall issue shares in its capital to the Trust in order to enable the Trust to issue Depository Receipts of Shares to Optionees exercising their Option.

6.2 The Trust shall issue Depository Receipts of Shares under the terms and conditions ("Administratievoorwaarden") as attached to this Plan as Exhibit 2.

6.3 The Depository Receipts of Shares to be acquired by Nominees under this Plan cannot be converted into shares in the capital of the Company, unless holders of Depository Receipts of Shares other than Nominees may convert the Depository Receipts of Shares into shares in the capital of the Company.

7. MAXIMUM NUMBER OF DEPOSITORY RECEIPTS OF SHARES AS TO WHICH OPTIONS MAY BE GRANTED

7.1 The aggregate number of Depository Receipts of Shares to which Options may be granted under and pursuant to this Plan shall not exceed the number corresponding with 1,500,000 ordinary shares in the capital of the Company.

7.2 If any Option terminates or is forfeited without having been exercised in full, the Depository Receipts of Shares not issued under the Option shall be available for distribution in connection with future Options under this Plan, provided that this Plan is still effective and has not expired.

8.   TERM OF THE PLAN

8.1 This Plan shall be effective up to December 31, 2007. Existing Options granted prior to this date can be exercised until 5 years after the issue of the Option involved.

9.   OPTION AGREEMENT

9.1 Issue of Options shall be evidenced by Option Agreements. A form of Option Agreements to be used when granting Options to Employee Optionees is attached to this Plan as Exhibit 3. Option Agreements with Optionees other than Employee Optionees shall be substantially in a form attached to this plan as Exhibit 3. These Option Agreements, however, may deviate from this form to account for the specific capacity of such Optionee.

10.  OPTION PURCHASE PRICE

10.1 No purchase price shall be payable to the Company by an Employee-Optionee for obtaining the Option and for the administration thereof by the Trust.

11.  TRANSFERABILITY AND EXERCISABILITY OF OPTIONS

11.1 An Option granted under this Plan may not be transferred, pledged or charged in any way and may only be exercised by the Optionee or, on his death, by his successors.

11.2 Provided prior approval has been obtained from the Trust, an Employee Optionee may transfer (part of) his Options to his relatives once removed or, alternatively, may have Options (that are to offered to him) directly granted to his relatives once removed. The relatives once removed may be replaced by a trust nominated by the relatives involved to acquire Options. All rights and obligations, including restrictions, attached to such Options (and the Depository Receipts of Shares acquired upon exercise of the Options) will be similar to the rights and obligations, including restrictions, that would have been attached to the Options and/or Depository Receipts of Shares if they would have been granted or issued to the Employee Optionee. The Trust may require the relatives involved (or their trust) to sign a deed of adherence to the Option Agreement between the Employee Optionee and the Company (if Options are transferred by the Employee Optionee to the relatives) or to enter into an Option Agreement with the Company (if Options are granted directly to the relative). Paragraph 9 of this Plan shall apply to such Option Agreements.

11.3 Each Option granted under the Plan shall be immediately exercisable, for a maximum period of 5 years starting on the execution date of the Option Agreement. In the event an Employee-Optionee shall cease to be an Employee, the Option or any part thereof which has not been exercised will be deemed cancelled and ceases to exist.

11.4 If an Optionee shall demise, the Management Board may authorize his legal representative to exercise the Option up to 12 months after the date the Optionee demised.

11.5 If an Optionee becomes mentally or physically unable to fully perform his normal employment duties, his Option, or part thereof which has not been exercised, will be deemed cancelled and ceases to exist after 12 months have elapsed since the date the Optionee became so disabled.

11.6 The Optionee shall have no right to compensation for any loss resulting from the expiration, cancellation or forfeiture of the Option without having been exercised in full.

12.  EXERCISE OF THE OPTION

12.1 Any Option granted under the Plan may be exercised by notifying the Management Board and the Trust in writing as provided for in the Option Agreement. The Option may be exercised in part or in full.

12.2 Within one month of the notification referred to in clause 12.1, the Depository Receipts of Shares shall be issued to the Optionee, against immediate payment of the Option Price, by money transfer into such account as designated by the Trust.

12.3 The Option Price shall be equal to the fair market value of the Depository Receipts of Shares for which an Option has been granted as per the date on which the wage tax for granting the Option should be withheld, provided that the Option Price shall not be less than the nominal value of the Depository Receipts of Shares. The fair market value shall be determined by the General Meeting of Shareholders of the Company, in consultation with the Management Board and after having received advice from the accountant and tax adviser of the Company. If deemed necessary, the tax inspector will be consulted as well.

13.  TRANSFER OF DEPOSITORY RECEIPTS OF SHARES

13.1 Depository Receipts of Shares subject to an Option or purchased upon exercise of an Option may not be sold, assigned, transferred, pledged, mortgaged or otherwise disposed of other than to the Trust or a person designated by the General Meeting of Shareholders of the Company ("Designated Person"). The purchase price for the Depository Receipts of Shares to be sold to the Company or to a Designated Person shall be equal to the fair market value of the Depository Receipts of Shares as per the day the Depository Receipts of Shares are offered for sale. Lacking a market price, the fair market value shall be determined by mutual agreement on the basis of a proposal of the external accountant of the Company. If no mutual agreement can be reached, the fair market value will be determined in accordance with the procedure as set forth in the Articles of Association of the Company as applicable according to the terms and conditions referred to in clause 6.2 of this Plan.

13.2 The Optionee, intending to transfer Depository Receipts of Shares acquired under this Plan, will notify the Management Board in a manner as specified in the Option Agreement, specifying the amount of Depository Receipts of Shares that are offered for sale. The transfer of Depository Receipts of Shares to the Trust or to a Designated Person will be effected against simultaneous payment of the purchase price within one week after the parties have reached agreement on the number of Depository Receipts of Shares to be sold, the purchase price, and any other conditions of the sale.

13.3 An Optionee (or on his death his successors) is (are) obligated to sell the Depository Receipts of Shares acquired under this Plan to the Trust or to a Designated Person who is willing to purchase and accept the offered Depository Receipts of Shares against simultaneous payment of the purchase price within three months after:

     13.3.1 a moratorium of payments or bankruptcy or similar proceedings have been granted, commenced or threatened with respect to the Optionee

     13.3.2 the appointment of a guardian by a court (Dutch: onder curatelestelling) over the Optionee, or

     13.3.3 termination of the employment between the Employee-Optionee and the Company or its subsidiary.

13.4 If within the Option Term the Optionee sells and transfers his Depository Receipts of Shares acquired under this Plan, the Optionee shall be obliged to transfer an amount equal to the Penalty into a bank account designated by the Trust ("the Deposit"). The Deposit shall be held by the Trust during the remainder of the Option Term as a security for the due fulfilment by the Optionee of his obligations pursuant to clause 14 of this Plan.

     Upon expiration of the Option Term the Deposit, with accrued interest thereon, shall be released to the Optionee, unless (part of) the Deposit has been set off against a Penalty payable by the Optionee pursuant to clause 14 of this Plan.

14. PENALTY

14.1 If and when the employment of an Employee-Optionee is terminated within the Option Term, not caused by the Employee-Optionee's death, the Employee-Optionee shall pay to the Company a penalty which shall be immediately due and payable in full ("the Penalty").

14.2 The Penalty is equal to the fair market value of the Depository Receipts of Shares acquired under the Option at the date the Option was exercised reduced by the Option Price, subject to the rules in 14.3 below.

14.3 If the employment of an Employee-Optionee with the Company or one of its subsidiaries is terminated, the Penalty described in 14.2 will be reduced by a percentage of the Penalty, which percentage increases in a straight line during the first three years of the Option Term from 0% at the Date of Grant up to 100% at the third anniversary of the Date of Grant. For calculating the exact percentage at any given date a year shall be considered to have 360 days and a month shall be considered to have 30 days.

     The Penalty shall, however, not be reduced in accordance with the preceding paragraph if the employment with the Employee-Optionee is terminated:

     -   for the compelling reasons (Dutch: dringende redenen) referred to in
         Article 678 of Book 7 of the Dutch Civil Code; or

     - for serious cause (Dutch: gewichtige redenen) as referred to in Article 685 of Book 7 of the Dutch Civil Code if such serious cause is the result of the behaviour of the Employee-Optionee.

     The Trust may in its sole discretion and after having obtained prior approval of the Management Board decide that the Penalty shall be reduced by higher percentages than those outlined above.

14.4 In the interest of the Company, the Optionee will grant the Management Board the irrevocable power of attorney to effectuate, on his behalf, any sale and transfer to the Trust or to a Designated Person of any Depository Receipts of Shares that the Optionee is obligated to sell and transfer. This power of attorney shall survive, to the fullest extent permitted by law, the death, bankruptcy or any other event affecting the Optionee.

15.  DIVIDENDS

15.1 Exercising the Option does not entitle the Optionee to any dividends or other payments distributed on the Depository Receipts of Shares before exercising the Option.

16.  TAXES, COSTS

16.1 The Company and/or its subsidiaries shall withhold any wage tax and premiums payable due to granting Options under the Plan. Any costs involved with the transfer of the Depository Receipts of Shares under the Plan shall be borne by the Company.

17.  PUBLIC LISTING, MERGER, TAKE-OVER

17.1 Optionees, including those who acquired Depository Receipts of Shares under the Plan shall be informed by the Management Board of:

     17.1.1 an application for listing of the Depository Receipts of Shares or the underlying shares at the Amsterdam Stock Exchange or a Stock Exchange recognized by the Amsterdam Stock Exchange, such as: Nasdaq, Easdaq and the New York and London Stock Exchange;

     17.1.2 an intended purchase by a third party of a majority of the shares in the capital of the Company;

     17.1.3    any intention to merge the Company with another company.

17.2 The Management Board may require an Optionee to sell and transfer its Options and/or its Depositor Receipts of Shares acquired under the Plan to the Trust or a Designated Person if the Company is subject to a merger or a third party intends to buy a substantial part of the shares in the Company. The purchase price for the Options and/or the Depository Receipts of Shares so sold and transferred shall be determined by the external accountant of the Company on the basis of principles set forth by the General Meeting of Shareholders.

17.3 If the Depository Receipts of Shares, subject to an Option, change due to merger, reorganization, or change in the Company's capitalisation, stock dividend, stock split, exchange of shares, combination of shares or any other event changing the value of the Option, the Option shall be adjusted according to the trading rules of the European Option Exchange.

18.  CONFIDENTIALITY

18.1 By executing the Option Agreement, the Optionees shall accept an obligation not to disclose any information regarding the Plan, or any information in connection therewith, unless the Optionee is legally obliged to disclose such information by law or stock exchange regulations.